As filed with the Securities and Exchange Commission on June 18, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CITIGROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

388 Greenwich Street New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)
Citigroup 2019 Stock Incentive Plan
(Full title of the plan)
Brent McIntosh
Chief Legal Officer and Corporate Secretary
Citigroup Inc.
388 Greenwich Street
New York, NY 10013
(Name and address of agent for service)
(212) 559-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 29, 2025, stockholders of Citigroup Inc. (the “Registrant”) approved an amendment to the Citigroup 2019 Stock Incentive Plan (the “Plan”) that increased its share authorization by 30,000,000 shares of common stock, $0.01 par value per share. The shares registered on this Registration Statement are in addition to the 30,000,000 shares previously registered on a Registration Statement on Form S-8 filed in connection with the Plan on May 16, 2019 (File No. 333-231547), the additional 15,000,000 shares previously registered on a Registration Statement on Form S-8 filed on May 15, 2020 (File No. 333-238303) in connection with an amendment to the Plan approved by the Registrant’s stockholders on April 21, 2020, the additional 20,000,000 shares previously registered on a Registration Statement on Form S-8 filed on May 13, 2021 (File No. 333-256102) in connection with an amendment to the Plan approved by the Registrant’s stockholders on April 27, 2021, the additional 36,000,000 shares previously registered on a Registration Statement on Form S-8 filed on May 12, 2022 (File No. 333-264903) in connection with an amendment to the Plan approved by the Registrant’s shareholders on April 26, 2022, the additional 28,000,000 shares previously registered on a Registration Statement on Form S-8 filed June 8, 2023 (File No. 333-272533) in connection with an amendment to the Plan approved by the Registrant’s stockholders on April 25, 2023 and the additional 30,000,000 shares previously registered on a Registration Statement on Form S-8 filed on June 4, 2024 (File No. 333- 279945) in connection with an amendment to the Plan approved by the Registrant’s stockholders on April 30, 2024. In accordance with the requirements of General Instruction E to Form S-8, the contents of the earlier Registration Statements are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2025.

CITIGROUP INC. (Registrant)

By:	/s/ MARK A. L. MASON
Mark A. L. Mason Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on June 18, 2025.

Signature	Title

/s/ JANE FRASER	Chief Executive Officer and Director
Jane Fraser	(Principal Executive Officer)

/s/ MARK A. L. MASON	Chief Financial Officer
Mark A. L. Mason	(Principal Financial Officer)

/s/ NICOLE GILES	Controller and Chief Accounting Officer
Nicole Giles	(Principal Accounting Officer)

*	Director
Titi Cole

*	Director
Ellen M. Costello

*	Director
Grace E. Dailey

*	Director
John C. Dugan	(Chair)

*	Director
Duncan P. Hennes

*	Director
Peter B. Henry

*	Director
Renée J. James

*	Director
Gary M. Reiner

*	Director
Diana L. Taylor

Signature	Title

*	Director
James S. Turley

*	Director
Casper W. von Koskull

*By:	/s/ MARK A. L. MASON
Mark A. L. Mason Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Citigroup 2019 Stock Incentive Plan (as amended and restated as of April 29, 2025), incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on April 29, 2025 (File No. 001-09924).

4.2*	Restated Certificate of Incorporation of Citigroup Inc., as amended, as in effect on the date hereof.

4.3
By-laws of Citigroup Inc., as amended, as in effect on the date hereof, incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 3, 2024 (File No. 001-09924).

5.1*	Opinion of Arthur Henry Kohn, with respect to the legality of the securities being registered

23.1*	Consent of Arthur Henry Kohn (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Limited Power of Attorney of the Directors of the Registrant

107*	Calculation of Filing Fee Table

______________________
* Filed herewith.

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